UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 11, 2020

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street

Baltimore, MD 21202

(Address of principal executive offices, including zip code)

(410) 843-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.004 per share	LAUR	The NASDAQ Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 11, 2020, Laureate Education, Inc., a Delaware public benefit corporation (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Adtalem Global Education Inc., a Delaware corporation (the “Purchaser”). Pursuant to the Purchase Agreement, the Company has agreed to sell to the Purchaser all of the issued and outstanding equity interest in Walden e-Learning, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Walden”), and its subsidiary, Walden University, LLC, a Florida limited liability company and an indirect wholly owned subsidiary of the Company (together with Walden, the “Walden Group”), in exchange for a purchase price of $1.480 billion in cash, subject to certain adjustments set forth in the Purchase Agreement. Following completion of the transaction, the Company anticipates that up to $141 million of restricted cash related to collateralized regulatory obligations will be released.

The closing of the transaction is expected to occur toward the end of 2021 and is subject to customary closing conditions, including regulatory approval by the U.S. Department of Education and the Higher Learning Commission and required antitrust approvals. Under certain specified circumstances, the Purchaser may be required to pay the Company a termination fee of $88 million, including if the Purchaser terminates the Purchase Agreement as a result of the imposition by the U.S. Department of Education of certain specified restrictions, or if the Company terminates the Purchase Agreement as a result of the Purchaser’s failure to consummate the transaction upon satisfaction of the closing conditions.

For the 12-month period ended June 30, 2020, the Walden Group had approximately $591.3 million in revenue, $146.5 million in operating income (which included $1.2 million in Excellence-in-Process1 expenses and $0.9 million in share-based compensation expense) and $23.2 million in depreciation and amortization and, as of June 30, 2020, collectively had approximately 53,500 students.

Forward-Looking Statements

This Current Report on Form 8-K includes certain disclosures which contain “forward-looking statements” within the meaning of the U.S. federal securities laws, which involve risks and uncertainties. You can identify forward-looking statements because they often contain words such as “subject to,” “expect” or similar expressions that concern the Purchase Agreement and the transaction contemplated by the Purchase Agreement. Any statement that we make relating to the closing of the transaction contemplated by the Purchase Agreement is a forward-looking statement. Forward-looking statements are based on the Company’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. These uncertainties, risks and changes in circumstances include the risks and uncertainties inherent in the transaction contemplated by the Purchase Agreement and in our business, including, without limitation: the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement; the risk that the conditions to the closing are not satisfied; and the risk that such transaction will not be consummated within the expected time period or at all. Other important factors that could cause actual results to differ materially from the Company’s expectations are set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020. The Company is under no obligation to (and specifically disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

1 Excellence-in-Process (“EiP”) implementation expenses are related to an enterprise-wide initiative to optimize and standardize the Company’s processes, creating vertical integration of procurement, information technology, finance, accounting and human resources. It included the establishment of regional shared services organizations around the world, as well as improvements to the Company’s system of internal controls over financial reporting. The EiP initiative also includes other back- and mid-office areas, as well as certain student-facing activities, expenses associated with streamlining the organizational structure and certain non-recurring costs incurred in connection with the planned and completed dispositions. Beginning in the third quarter of 2019, EiP also includes expenses associated with an enterprise-wide program aimed at revenue growth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Leslie S. Brush
Name: Leslie S. Brush
Title: Vice President, Assistant General Counsel and Secretary

Date: September 11, 2020